LETTER FROM WEINBERG & COMPANY, P.A.

                                                                    EXHIBIT 16.1

April 19, 2000

Mr. Marc Barhonovich
Beverly Hills Ltd., Inc.
16 N. Ft. Harrison
Clearwater, FL  33755


Dear Mr. Barhonovich:

This is to confirm that the client-auditor relationship between Keynote Acquisition Corporation (Commission File Number 000-28523) and Weinberg & Company, P.A. has ceased.


Very truly yours,


/s/  WEINBERG & COMPANY, P.A.
---------------------------------
     Weinberg & Company, P.A.
     Certified Public Accountants


cc: Office of the Chief Accountant
      SECPS Letter File
      Mail Stop 9-5
      Securities and Exchange Commission
      450 Fifth Street, N.W.
      Washington, DC 20549


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